UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 23, 2009

Aastrom Biosciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan		48106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(734) 930-5555

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2009, Aastrom Biosciences, Inc. (the "Company") entered into an Amendment to its Employment Agreement with George W. Dunbar, Jr. dated July 17, 2006 (the "Amendment"), a Consulting Agreement with Timothy M. Mayleben (the "Consulting Agreement") and an Employment Agreement with Mr. Mayleben (the "Employment Agreement"). These agreements were entered into in connection with the previously announced management transition whereby, immediately after the upcoming Annual Meeting of Shareholders scheduled for December 14, 2009, Mr. Dunbar will step down as Chief Executive Officer, President and Chief Financial Officer and Mr. Mayleben will assume such responsibilities. The following is a summary of the material terms of the agreements.

Mr. Dunbar’s Amendment

Under the Amendment, Mr. Dunbar will terminate his employment with the Company and resign from all positions with the Company and its affiliates, other than his membership on the Board of Directors. In addition, the Company agrees, subject to Mr. Dunbar executing a release of claims against the Company, to extend the period for exercising the options granted to Mr. Dunbar on October 31, 2008, through the period ending on the earlier of 24-months from (i) the date that he ceases to be a member of the Board of Directors or, if later, otherwise terminates his Service (as defined in the 2004 Equity Incentive Plan) with the Company or (ii) the original term of the option. All other options granted to Mr. Dunbar prior to October 31, 2008, whether vested or not shall be forfeited.

The foregoing summary is qualified in its entirety by reference to the Amended Agreement, filed herewith as Exhibit 99.1.

Mr. Mayleben’s Consulting Agreement

The Company and Mr. Mayleben entered into the Consulting Agreement to cover the management transition period from its announcement on September 3, 2009 until the date Mr. Mayleben assumes his new roles. Under the Consulting Agreement, Mr. Mayleben will be paid a lump sum of $50,000, on the commencement of his employment as Chief Executive Officer and President of the Company, for the time, effort and consulting services provided by Mr. Mayleben during the term of the Consulting Agreement in preparing to take on and getting involved in day to day activities of the Company prior to assuming his new roles. The Company has determined that the Consulting Agreement was desirable in order to better assure that the transition from Mr. Dunbar to Mr. Mayleben will go as smoothly as possible. During this period, Mr. Mayleben will continue as an independent contractor to the Company and not as an employee.

The foregoing summary is qualified in its entirety by reference to the Consulting Agreement, filed herewith as Exhibit 99.2.

Mr. Mayleben’s Employment Agreement

Under the Employment Agreement and beginning on his first day of service as Chief Executive Officer and President, Mr. Mayleben will receive an initial annual base salary of $425,000 and will be eligible to receive a cash bonus (as a participant in the Company’s existing cash performance bonus program) based upon his performance, as determined by the Board of Directors, for up to 45% of his base salary. Mr. Mayleben will be granted an initial stock option to purchase 3,000,000 shares of Company common stock (with an exercise price equal to the fair market value of the stock on the date of grant) immediately following the upcoming Annual Meeting of the Shareholders. All 3,000,000 shares will be subject to time vesting and will vest in 48 equal monthly installments commencing on the first day of the calendar month first following the date of grant. In the event of his termination by the Company without "Cause" or by Mr. Mayleben for "Good Reason" within one year following a "Change of Control" (in each case, as those terms are defined in the Agreement), the vesting of all his stock options will accelerate, with all options becoming fully exercisable. In addition, if Mr. Mayleben’s employment is terminated without Cause or for Good Reason within one year following a "Change in Control," he will be entitled to a severance payment equal to his one and one-half times his annual base salary at termination. If Mr. Mayleben’s employment is terminated without "Cause" or if he terminates his employment for "Good Reason" (in each case, other than in conjunction with a "Change of Control"), he will be entitled to a severance payment equal to one year of his annual base salary at termination. In addition, in the event of Mr. Mayleben’s termination without Cause or for Good Reason, the Company will pay the costs of his first 12 months of continued medical coverage under COBRA. All severance payments under the Agreement, including any accelerated vesting of options and the Company’s payment of Mr. Mayleben’s COBRA premiums is conditioned upon Mr. Mayleben executing a release of claims against the Company.

Mr. Mayleben agrees not to disclose confidential information of the Company; during the term of his agreement and for a period of one year thereafter, not to solicit employees, customers or vendors of the Company; and during the term of his agreement and for a period of one year thereafter, not to compete with the Company.

In the event of a Change in Control, if the payments to Mr. Mayleben constitute excess parachute payments, he will receive either (i) the entire benefit and pay the excise taxes on the excess amount or (ii) reduced payments, whichever will provide the greater amount of benefits to Mr. Mayleben on an after-tax basis. If he chooses the latter, the Company will not be entitled to a deduction for the excess amounts on which Mr. Mayleben is required to pay excise taxes.

In the event of a transfer of control of the Company, as defined in the Company’s stock option plan, the Company must cause any successor corporation to assume the outstanding stock options or substitute similar options for outstanding options. In the event that any successor to the Company in a merger or consolidation will not assume the options or substitute similar options, then the options become exercisable in full and such options will be terminated if not exercised prior to such merger or consolidation. In general, options granted to executive officers of the Company will become fully exercisable if such officer is terminated following a transfer of control. Options granted to non-employee directors under the Company’s stock option plans will become fully vested and immediately exercisable upon a transfer of control, as defined in the respective option plans.

The foregoing summary is qualified in its entirety by reference to the Employment Agreement, filed herewith as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

October 27, 2009	By:	/s/ George W. Dunbar, Jr.

Name: George W. Dunbar, Jr.
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99.1	Amended Agreement, dated October 23, 2009, between Aastrom Biosciences, Inc. and George W. Dunbar
99.2	Consulting Agreement, dated October 23, 2009, between Aastrom Biosciences, Inc. and Timothy M. Mayleben
99.3	Employment Agreement, dated October 23, 2009, between Aastrom Biosciences, Inc. and Timothy M. Mayleben